UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 6, 2018
BLOX, INC.
(Exact name of registrant as specified in its charter)
Nevada	000-53565	20-8530914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
#202, 5626 Larch Street, Vancouver, British Columbia	V6M 4E1
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	(604) 696-4236
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Blox, Inc. (the “Company”) has entered into a Strategic Alliance Agreement with Ashanti Sankofa Inc., a TSX Venture Exchange listed company trading under the symbol “ASI” (“Ashanti”).  Pursuant to the terms of the Strategic Alliance Agreement both parties have agreed to grant to the other party a right of first refusal to enter into a joint venture on any of their respective properties and/or projects and that any future acquisition of natural resource properties that may be acquired by either party that contains, but is not limited to, gold, precious metals, technology metals or diamonds (“Natural Resource Properties”), the acquiring party will grant to the other party a right of first refusal to participate in a joint venture on such Natural Resource Property, which shall be at the sole discretion of the acquiring party.

As part of their strategic alliance, the Company and Ashanti have agreed to collaborate to explore and develop natural resource properties in West Africa, to undertake joint research projects and to consider joint commercial exploitation of any new property or project that may be acquired resulting from their joint research.

The strategic alliance between the parties will allow each party to make their technical expertise in the field of exploration, exploitation and management of natural resources available to the other party.

Item 9.01	Financial Statements and Exhibits
99.1	News Release dated April 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOX, INC.
/s/ Ronald Renne
Ronald Renne
Chairman
Date: April 6, 2018

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